Exhibit 5.1

August 24, 2011

NeurogesX, Inc.

2215 Bridgepointe Parkway, Suite 200

San Mateo, California 94404

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to NeurogesX, Inc., a Delaware Corporation (the “Company”), in connection with the resale under the Securities Act of 1933, as amended (the “Act”), of 11,749,552 shares of the Company’s Common Stock that are issued and outstanding (the “Shares”) and up to 5,874,782 shares of the Company’s Common Stock (the “Warrant Shares”) that are issuable upon exercise of outstanding warrants (the “Warrants”) to purchase the Company’s Common Stock, pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed on August 24, 2011 with the Securities and Exchange Commission (the “Commission”) and the related prospectus included therein (the “Prospectus”).

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation, and the Company’s Amended and Restated Bylaws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, the Registration Statement and the exhibits thereto, and the related Prospectus. In addition, we have examined such records, documents, certificates of public officials and the Company, made such inquiries of officials of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Shares have been duly authorized, validly issued, and are fully paid and nonassessable, and (ii) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP